EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statement of Southwest Bancorporation of Texas, Inc. (formerly Southwest Bancorporation, Inc.) (the "Company") on Form S-8 of our report, which includes an explanatory paragraph for changes in accounting principles, dated February 9, 1996, except for the fourth paragraph of Note 1, as to which the date is November 18, 1996, on our audits of the consolidated financial statements of Southwest Bancorporation of Texas, Inc., which report is included in the Company's registration statement on Form S-1 (File No. 333-16509).

Houston, Texas
February 11, 1997